Exhibit 99.2

US MEDIA CONTACT:	UK MEDIA CONTACT:
Mary Ellen Ynes	Tamsin MacCormick
A&R Edelman	Intervoice, Inc.
650-762-2849	0+44 (0) 161 495 1459
mynes@ar-edelman.com	Tamsin.maccormack@intervoice.com
FOR RELEASE MARCH 5, 2007
Leading UK Mobile Service Provider Signs Multi-million Dollar Contract to
Purchase the Intervoice Media Exchange Enhanced Services Platform
Flexibility, Scalability, and Overall Competitive Advantage Are Media Exchange’s Key Differentiators
DALLAS, March 5, 2007 — A large mobile network service provider in the UK has signed a new contract with Intervoice, Inc. (NASDAQ: INTV) to purchase Intervoice’s award-winning Media Exchange enhanced-services platform that includes Communicator, Media Exchange’s next-generation messaging application. The value of the new contract is currently estimated to be worth $9 million. Intervoice is a world leader in converged voice and information technology with more than 23,000 installations worldwide. Citing competitive issues, the client requested anonymity in this announcement.
Intervoice Media Exchange is an open-standards IP-based, multi-modal, multi-media communications platform incorporating industry-leading technology. Media Exchange uses a fully programmable intelligent switch that allows instantaneous routing of customer calls, a unique function that provides a seamless migration from legacy voicemail systems to the new Media Exchange platform. Media Exchange enables providers to offer customers high levels of personalization, voice-navigated messaging, video, web and WAP access— all from a single subscriber mailbox. Customers have easy access to these new services from landlines, mobile phones or the web. These cutting edge applications and multiple access points are highly appealing to customers, allowing providers to attract new subscribers, increase usage by current subscribers, and enhance customer satisfaction.
Media Exchange provides sophisticated reporting capabilities from its centralized reporting and analysis tool that collects, aggregates, and generates call transaction data, traffic statistics, resource usage, and customer activity. This reporting module enables a measured understanding of how services are being used and how they can be improved upon. By analyzing this data, mobile operators can benefit from improved system efficiency, enhanced customer satisfaction, and increased bottom-line profit.
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“The mobile market is competitive and constantly evolving, so it is vital for these providers to work with partners that can give them a competitive advantage,” said Jim Milton, chief operating officer, Intervoice. “This provider’s selection of Intervoice and our Media Exchange enhanced services platform is testament to the high standards we place on our products and services as well as to our commitment to deliver true competitive differentiation for our customers. We are privileged to be expanding our relationship with this provider, and proud that they have been an Intervoice customer for more than a decade.”
Intervoice said it is not unusual for the Company to receive large contracts. This contract or any large contract is not necessarily indicative of the Company’s revenues or earnings for the fiscal quarter. Intervoice currently anticipates recognizing revenue on this contract commencing with its fiscal quarter ending February 28, 2007 and continuing through its fiscal quarter ending February 29, 2008.
About Intervoice
Intervoice is a world leader in unified communications, providing scalable, switch-independent software and professional services that power standards-based voice portals, multi-channel IP contact centers, and next-generation mobile-enhanced services. Since 1983, Intervoice solutions have been used by many of the world’s leading banks, communications companies, healthcare institutions, utilities and government entities. With more than 5,000 customers in 75 countries, Intervoice helps enterprises and network operators stay competitive by offering their customers best-in-class services. The Intervoice Media Exchange platform, IP contact center software, IMS-enabled messaging products, and custom-built and packaged applications are available on-premise and, selectively, as managed or hosted services by Intervoice. For more information, visit www.intervoice.com.
Forward-Looking Statements
Intervoice has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations that are based on management’s current beliefs. All statements other than statements of historical fact in this press release are forward—looking statements. Readers are cautioned to read the risks and uncertainties, described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the risks and uncertainties set forth under the caption entitled “Cautionary Disclosures to Qualify Forward Looking Statements” in the Company’s Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q. Intervoice cautions current and potential investors that such risks and uncertainties could result in material differences from the forward-looking statements in this press release.
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